Exhibit 99.1

Corporate Offices 2 Jefferson Plaza Poughkeepsie, NY 12601 845-454-8555 www.rhinebeckbank.com

Rhinebeck Bank Receives Regulatory Approval to Continue Orange County Expansion With New Branch in Middletown

FOR IMMEDIATE RELEASE

Middletown, NY (April 28, 2021) – Rhinebeck Bank, the wholly-owned subsidiary of Rhinebeck Bancorp, Inc. (NASDAQ: RBKB), has received all required regulatory approvals to continue its expansion in New York’s Orange County with the opening of a new branch at 357 East Main Street in Middletown.

The new branch, expected to open before the end of May, will provide individuals, families and businesses with a full complement of banking and lending services. Rhinebeck Asset Management, a division of Rhinebeck Bank, will also provide a variety of professional asset management and personal and business financial planning services.

“The opening of our Middletown branch is an important part of our Orange County expansion effort,” said Rhinebeck Bank President and CEO Michael J. Quinn. “As a strong community bank, I’m confident our longstanding commitment to personal service, along with our full suite of banking and lending services, will be welcomed by the Middletown community.”

The new branch will be led by Branch Manager Martha Soto and Branch Team Leader Samantha Randy. Diane Passaro, Vice President – Orange County Market Manager, will oversee Middletown branch operations and continue to facilitate new opportunities for growth in Orange County going forward.

“This is an ideal location for us as we look to increase our ability to serve the banking needs of people and businesses throughout Orange County,” said Mark Malone, Senior Vice President, Retail Banking. “Our Middletown branch team knows the region well and looks forward to building strong relationships with individuals, families and business owners in the greater Middletown area.”

The Middletown branch will be the fourth Rhinebeck Bank location to open in Orange County, following branches in Goshen, Monroe and Warwick. A fifth branch is scheduled to open in July in the city of Newburgh. Rhinebeck Asset Management is headquartered in Montgomery.

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About Rhinebeck Bank

For more than 160 years, Rhinebeck Bank has been an integral part of the area’s economic growth and a driving force for commerce along the Hudson River. Rhinebeck Bank takes pride in being personally involved in local businesses, communities, and charitable organizations. Its ability to be responsive to the needs of its customers and community has led to continued growth. For more information about Rhinebeck Bank or any of its products or services, please visit www.RhinebeckBank.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on Rhinebeck Bancorp. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Rhinebeck Bancorp. There can be no assurance that future developments affecting Rhinebeck Bancorp will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. Readers should not place under reliance on such forward-looking statements, which speak only as of the date made. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Rhinebeck Bancorp with the Securities and Exchange Commission entitled “Risk Factors.” We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Investor Contact

Michael J. Quinn, President and Chief Executive Officer, Rhinebeck Bank
(845) 790-1501